    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1997
                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CERPROBE CORPORATION
               (Exact name of Registrant as specified in charter)

         DELAWARE                                              86-0312814
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

            1150 NORTH FIESTA BOULEVARD, GILBERT, ARIZONA 85233-2237
               (Address of Principal Executive Office) (Zip Code)

                              CERPROBE CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                                  C. ZANE CLOSE
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                              CERPROBE CORPORATION
                           1150 NORTH FIESTA BOULEVARD
                           GILBERT, ARIZONA 85233-2237
                     (Name and address of agent for service)

                                 (602) 333-1500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                          PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
TITLE OF SECURITIES      AMOUNT TO BE         OFFERING           AGGREGATE OFFERING     REGISTRATION
TO BE REGISTERED         REGISTERED(1)    PRICE PER SHARE(2)           PRICE                 FEE
-----------------------------------------------------------------------------------------------------
Common Stock                150,000            $16.84               $2,526,000             $745.17
$0.05 par value
=====================================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) Estimated pursuant to Rules 457(h) and 457(c) solely for the purpose of calculating the registration fee using the average of the high and low prices of the Registrant's Common Stock on December 22, 1997.

                             Exhibit Index on Page 7

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents have been filed by Cerprobe Corporation (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement:

      (a) the Company's prospectus dated September 24, filed as of September 24, 1997 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

      (b)   the Company's Form 8-K Report filed as of January 30, 1997.

      (c)   the Company's Form 8-K/A Report filed as of March 31, 1997.

      (d) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed as of March 31, 1997.

      (e) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed as of May 15, 1997.

      (f) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed as of August 7, 1997.

      (g) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, filed as of November 14, 1997.

      (h) the description of the Company's Common Stock contained in the Company's Form 8-A/A, dated March 25, 1997, filed as of March 27, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's First Restated Certificate of Incorporation (the "Restated Certificate") provides for indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law. Under Article VI of the Company's Restated Certificate, the Company must indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer, agent or employee of the Company, or who serves or served any other enterprise or organization at the request of the Company (an "Indemnitee").

      An Indemnitee also may be indemnified under Delaware Law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

      An Indemnitee also may be indemnified under Delaware Law against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of a suit by or in the right of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company, except that no indemnification may be made if the Indemnitee is adjudged to be liable to the Company, unless a court determines that such Indemnitee is entitled to indemnification for such expenses which the Court deems proper.

      Also under Delaware Law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The Company may also advance expenses incurred by other employees and agents of the Company upon such terms and conditions, if any, that the board of directors of the Company deems appropriate.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The Exhibit Index is located on page 7.

ITEM 9. UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gilbert, State of Arizona, on this 24th day of December, 1997.

                                   CERPROBE CORPORATION, a Delaware corporation

                                   By: /s/ C. Zane Close
                                       -------------------------------
                                       C. Zane Close
                                   Its: President and Chief Executive Officer

      KNOW ALL BY PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, C. Zane Close and Randal L. Buness, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might and could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature          Title                                 Date
------------------          -----                                 ----
/s/ Ross J. Mangano         Chairman of the Board of Directors    December 24, 1997
------------------------
Ross J. Mangano


/s/ C. Zane Close           President, Chief Executive Officer    December 24, 1997
------------------------    and Director (Principal Executive
C. Zane Close               Officer)


/s/ Randal L. Buness        Vice President, Chief Financial       December 24, 1997
------------------------    Officer, Secretary, and Treasurer
Randal L. Buness            (Principal Financial and Accounting
                            Officer)


/s/ Kenneth W. Miller       Director                              December 24, 1997
------------------------
Kenneth W. Miller


/s/ Donald F. Walter        Director                              December 24, 1997
------------------------
Donald F. Walter


/s/ William A. Fresh        Director                              December 24, 1997
------------------------
William A. Fresh

                          EXHIBIT INDEX

Exhibit Number      Description                            Page or Method of Filing
--------------      -----------                            ------------------------
5                   Opinion of Snell & Wilmer
                    L.L.P.

10                  Cerprobe Corporation 1997
                    Employee Stock Purchase Plan

23.1                Independent Auditors' Consent

23.2                Consent of Snell & Wilmer              Included in Exhibit 5
                    L.L.P.

24                  Powers of Attorneys of Directors
                    and Executive Officers (included
                    on the Signature Page of this
                    Registration Statement)



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